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                                                1730 AIMCO BOULEVARD
                                                MISSISSAUGA, ONTARIO
                                                CANADA  L4W 1V1
                                                TEL: (905)238-8837
                                                FAX:(905)238-3018

                                                       EXHIBIT 10.11

[BARRINGER LOGO]


25 July 1997

Mr. Keith Forgues
Director General
Laboratory and Scientific Service
Revenue Canada Customs and Excise
79 Bentley Ave.
Ottawa, Ontario
K1A OL5

Dear Keith:

Reference is hereby made to the Agreement, dated as of February 27, 1989, as amended by Supplement Number 1, dated March 4, 1991, with respect to inventions commonly designated "Sample Handling System for Molecular Analyser" -- Case Number 9172 and "Narcotic Detector Using Ion Mobility Spectrometer" -- Case Number 9281 (the "Agreement"), by and between Barringer Instruments Limited ("BIL") and Canadian Patents and Development Limited -- Societe Canadienne des Brevets et D'Exploitation Limitee ("CPDL"). As you are aware, pursuant to an Assignment of Agreement, dated January 2, 1992 (the "Assignment"), CPDL has assigned its rights under the Agreement to Her Majesty the Queen in Right of Canada as represented by the Minister of National Revenue (the "Department"). Capitalized terms used herein have the meanings ascribed thereto in the Agreement unless otherwise defined herein.

Pursuant to the Agreement, the Department has granted to Barringer Research Ltd., as the successor to BIL ("BRL"), the exclusive right and license in Canada and the United States to make and have made, Licensed Products, with the right and license throughout the world to use and sell Licensed Products and to use the Licensed Process, including the right to grant sublicenses thereof to purchasers of Licensed Products (collectively, the "License"), subject to the reservation of certain rights by the Canadian government. Under Section 10.6 of the Agreement and because no patents were ever issued, this exclusive License expires on March 31, 1999 (the "Expiration Date").

As previously discussed by us, the Department hereby grants to BRL the option, exercisable at BRL's discretion, to extend the term of the exclusive License (by extending the Expiration Date thereof) for additional one-year periods; provided, that in no event shall BRL have the right, without the further consent of the Department, to extend the Expiration Date beyond March 31, 2009. BRL shall be deemed to have elected to extend the term of the exclusive License for an additional one-year period unless BRL provides written notice to the Department not less than 30 days prior to the then-current Expiration Date that it elects not to exercise its option to extend the License. Such notice shall be given
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25 July 1997
Mr. Keith Forgues


as provided in Section 12 of the Agreement, as modified by the Assignment. During any extension of the License, the terms of the Agreement and BRL's exclusive License shall continue in full force and effect as if the original Expiration Date (and any previous extension thereof) had not occurred.

In exchange for the grant of the option referred to above, BRL hereby agrees to the following indemnification of the Crown, which indemnification shall be deemed to be incorporated by reference into the Agreement and the License:

     BRL shall indemnify and save Her Majesty in right of Canada harmless from and against all claims, demands, losses, costs, damages, actions, suits, or proceedings by whomever made, brought or prosecuted and in any manner based upon, arising out of, related to, occasioned by or attributable to any use made of the IMS/IONSCAN technology by BRL or by any of its clients or customers including any infringement or alleged infringement of a patent or invention of any other kind of intellectual property.

If the foregoing accurately summarizes our agreement, please so indicate by executing a copy of this letter in the space provided below, at which time this letter agreement will become a binding agreement between BRL and the Department and shall inure to each of BRL and the Department their respective successors and assigns. This letter agreement shall supersede the terms of the letter agreement dated October 7, 1996, between BRL and the Department. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

Yours sincerely,

BARRINGER RESEARCH LTD.


/s/ John H. Davies
-------------------------
John H. Davies
President

cc: Dr. A. Lawrence, Revenue Canada Customs and Excise, Ottawa

ACCEPTED AND AGREED:


    Dr. A. Lawrence             Aug. 1, 1997
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Authorized Signatory            Date